Exhibit 2b

                     AGREEMENT FOR MERGER OF
	                CROSSLAND FEDERAL SAVINGS BANK
	                      WITH AND INTO
	                REPUBLIC NATIONAL BANK OF NEW YORK
                      (Bank Merger Agreement)


BANK MERGER AGREEMENT (the "Bank Merger Agreement") dated as of February 29, 1996 adopted and made by and between the following (each a "Party" and, collectively, the "Parties"): (1) Republic National Bank of New York ("RNBNY"), a national banking association having its main office at 452 Fifth Avenue, New York, New York 10018, and (ii) Crossland Federal Savings Bank ("Crossland FSB"), a federally-chartered savings bank having its principal office at 211 Montague Street, Brooklyn, New York 11201.

                   W I T N E S S E T H

WHEREAS, RNBNY, organized and existing under the laws of the United States, has authorized capital stock consisting of 4,800,000 shares of Common Stock, par value $100.00 per share, of which, at the date hereof, 3,550,000 shares are issued and outstanding and owned by Republic New York Corporation ("RNYC"),
New York, New York;

WHEREAS, CROSSLAND FSB, organized and existing under the laws of the United States, has authorized capital stock consisting of 12,000,000 shares of Common Stock, par value $1.00 per share, all of which, at the date hereof, are issued and outstanding and owned by Brooklyn Bancorp.

WHEREAS, the Parties and RNYC deem the merger of Crossland FSB with and into RNBNY, under and pursuant to the terms and conditions set forth or referred to herein, to be desirable and in the Parties' best interest and in the interests of their respective shareholders;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and intending to be legally bound hereby, the Parties hereto do hereby agree as follows.

	                     SECTION 01.00
	                     BANK MERGER

Section 01.01: Subject to the terms and conditions of this Bank Merger Agreement, on the Effective Date (as defined in Section
06.00 of this Bank Merger Agreement), Crossland FSB shall be merged with and into RNBNY, pursuant to the provisions of, and with the effect provided in, 12 U.S.C. 215c (the "Bank Merger").

Section 01.02: On the Effective Date, the separate existence of Crossland FSB shall cease and RNBNY, as the surviving entity, shall continue its existence under the title "Republic National Bank of New York" unaffected and unimpaired by the Bank Merger, and shall be liable for all of the liabilities of Crossland FSB existing at the Effective Date (RNBNY as existing on and after the Effective Date being hereinafter sometimes referred to as the "RNBNY Surviving Bank").

Section 01.03: The main office of the RNBNY Surviving Bank shall be located at 452 Fifth Avenue, New York, New York 10018 and branch offices thereof shall be at the locations set forth on the attached Schedule A.

	                      SECTION 02.00
	              ARTICLES OF ASSOCIATION AND BY-LAWS

RNBNY's Articles of Association and RNBNY's By-Laws in effect immediately prior to the Effective Date shall continue to be the Articles of Association and By-laws of the RNBNY Surviving Bank after the Effective Date.

	                        SECTION 03.00
	                BOARD OF DIRECTORS AND MANAGEMENT

RNBNY's Board of Directors and RNBNY's Management immediately prior to the Effective Date shall be the Board of Directors and Management of the RNBNY Surviving Bank after the Effective Date except that Richard A. Kraemer will be named a Vice Chairman of RNYC and RNBNY and George M. Kondos will be named an Executive Vice President of RNBNY.

	                        SECTION 04.00
	                          CAPITAL

The shares of capital stock of RNBNY issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, continue to be issued and outstanding.

	                       SECTION 05.00
	             CANCELLATION OF SHARES OF CROSSLAND FSB

Section 05.01: On the Effective Date, each share of Crossland FSB stock outstanding immediately prior to the Effective Date shall by virtue of the Bank Merger be canceled and no cash, stock or other property shall be delivered in exchange therefor.

Section 05.02: On the Effective Date, the stock transfer books of Crossland FSB shall be closed and no transfer of stock of Crossland FSB shall thereafter be made or recognized.

	                     SECTION 06.00
	              EFFECTIVE DATE OF THE BANK MERGER

The Bank Merger shall be effective at the time and on the date agreed to by the Parties, but not earlier than the time and date upon which the Office of the Comptroller of the Currency permits the Bank Merger to occur (the "Effective Date").


	                   SECTION 07.00
	                FURTHER ASSURANCES

If at any time the RNBNY Surviving Bank shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or confirm in the RNBNY Surviving Bank title to any property or rights of Crossland FSB or otherwise carry out the provisions hereof, the proper officers and directors of Crossland FSB, as of the Effective Date, and thereafter the officers of the RNBNY Surviving Bank, acting on behalf of Crossland FSB, shall execute and deliver any and all proper assignments, conveyances and assurances, and do all things necessary or desirable to vest, perfect or confirm title to such property or rights in the RNBNY Surviving Bank and otherwise carry out the provisions hereof.

	                     SECTION 08.00
	                 CONDITIONS PRECEDENT

The respective obligations of the Parties to effect the Bank
Merger as herein provided shall be subject to each of the following, unless duly waived by the Party adversely affected or benefited:

	(a)	Approval of this Bank Merger Agreement by the Parties'
respective Board of Directors, RNYC's Board of Directors, and the respective shareholders' of the Parties;

	(b)	Satisfaction of the conditions set forth in this Bank
Merger Agreement.

	                    SECTION 09.00
	                    TERMINATION

Notwithstanding anything to the contrary contained in this Bank Merger Agreement and notwithstanding adoption hereof by the Parties' Board of Directors and the Parties' shareholders, this Bank Merger Agreement may be terminated and the Bank Merger abandoned upon the mutual agreement of the Parties.

	                    SECTION 10.00
	                    MISCELLANEOUS

Section 10.01: This Bank Merger Agreement may be amended and/or supplemented at any time by mutual agreement of the Parties.

Section 10.02: The headings of the several sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Bank Merger Agreement.

Section 10.03: This Bank Merger Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 10.04: This Bank Merger Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such jurisdiction, except to the extent federal law may be applicable.

IN WITNESS WHEREOF, the Parties, intending to be legally bound hereby, have caused this Bank Merger Agreement to be executed by their duly authorized officers and their corporate seals to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.

ATTEST:					                REPUBLIC NATIONAL BANK OF NEW YORK

/s/ Marcy Cohen           		By: /s/ Vito S. Portera

(SEAL)


ATTEST:                					CROSSLAND FEDERAL SAVINGS BANK

 /s/ 	John Gunther         	By: /s/ Richard A. Kraemer

(SEAL)


Schedule A

                 LIST OF BRANCHES OF RNBNY SURVIVING BANK

Manhattan:

100 Maiden Lane
176 Broadway
207 Varick Street
450 Sixth Avenue
80 Eighth Avenue
1180 Sixth Avenue
1002 Madison Avenue
45 East 89th Street
2520 Broadway
600 Third Avenue
1410 Broadway
99 Park Avenue
431 World Trade Center, Southeast Concourse
661 8th Avenue
265 Broadway
988 8th Avenue
415 Madison Avenue
1 East Eighth Street_
1166 Avenue of the Americas_
1356 Broadway_
101 West 14 Street_
120 Broadway_
950 Third Avenue_

Bronx:

Hunts Point Co-op Market
2148 Bartow Avenue_

Brooklyn:

200 Montague Street
325 Ninth Street
6614 Bay Parkway
465 86th Street
4930 Kings Highway
1545 Flatbush Avenue
7423 13th Avenue
8603 21st Avenue
6702 Bay Parkway

1602 Kings Highway
1321 Kings Highway
211 Montague Street_
1702 Avenue U_
4201 Avenue D_
5929 Flatlands Avenue_
447 86 Street_
2001 Rockaway Parkway_
9201 Third Avenue_
395 Jay Street_
815 Flatbush Avenue_
1417 Avenue U_
7424 13 Avenue_
481 Kings Highway_
2145 Ralph Avenue_
1628 Shore Parkway_

Queens:

7627 37th Avenue
220-40 Hillside Avenue
144-61 Northern Blvd.
64-02 108 Street, Forest Hills_
34-15 Francis Lewis Boulevard, Flushing_
82-57 Broadway, Elmhurst_

Nassau:

3544 Long Beach Road, Oceanside_
175 West Merrick Road, Valley Stream_
215 West Merrick Road, Freeport_
1572 Union Turnpike, New Hyde Park_
1315 Penninsula Boulevard, Hewlett_
2030 Northern Boulevard, Manhasset_
Roosevelt Field Mall, Garden City_
125 Cedarhurst Avenue, Cedarhurst_
1280 Union Turnpike, North New Hyde Park_

Westchester:

1300 North Avenue

Rockland:

170 South Main Street

New Jersey:

1525 Irving Street_
848 King George Road_
761 Palisades Avenue_


_Prior to the Effective Date a Crossland FSB Branch